Exhibit 99.1

Zynex Announces 2022 Second Quarter Earnings

Englewood, CO, July 28, 2022 -- Zynex, Inc. (Nasdaq: ZYXI) an innovative medical technology company specializing in the manufacture and sale of non-invasive medical devices for pain management, rehabilitation, and patient monitoring, today reported financial results for the second quarter ended June 30, 2022.

Second Quarter 2022 Highlights:

o	Revenue increased 18% year over year to $36.8 million
o	Net income increased 19% to $3.3 million; Diluted EPS of $0.08
o	Adjusted EBITDA increased 16% to $5.5 million
o	Completed initial $10 million share buyback and announced an additional program of $10 million
o	Recorded highest number of orders in Company history

Second Quarter 2022 Financial Results Summary:

For the second quarter, the Company reported net revenue of $36.8 million, an 18% increase over second quarter of 2021. Gross margins were 80% and net income was $3.3 million, a 19% increase from Q2 2021.

As of June 30, 2022, the Company had working capital of $51.8 million. Cash on hand was $26.9 million at the end of the second quarter.

President and CEO Commentary:

“In Q2, we posted another quarter of top line growth and increased profitability. Our reps are becoming highly efficient and revenue projections reflect our confidence in the sales force to produce exceptional results. The record orders we posted in second quarter will put us in a position to realize strong results in the second half of 2022,” said Thomas Sandgaard, President and CEO. “Additionally, we completed an initial $10 million share buyback program and announced another $10 million program to signal our ability to drive shareholder value.”

Third Quarter and Full Year 2022 Guidance:

Zynex is reaffirming its full year 2022 revenue estimates in the range of $150-$170 million and Adjusted EBITDA between $25-$35 million.

The estimated range for third quarter 2022 revenue is between $40-$43 million, an increase of approximately 20% from Q3 2021. Adjusted EBITDA for the third quarter 2022 is estimated to range between $7-$9 million.

Conference Call and Webcast Details:

Thursday, July 28, 2022 at 2:15 p.m. MT / 4:15 p.m. ET

To register and participate in the webcast, interested parties should click on the following link or dial in approximately 10-15 minutes prior to the webcast: https://app.webinar.net/mV4arKMJQLl

US Participant Dial In (TOLL FREE): 1-844-825-9790

International Participant Dial In: 1-412-317-5170

Canada Participant Dial In (TOLL FREE): 1-855-669-9657

Non-GAAP Financial Measures

Zynex reports its financial results in accordance with accounting principles generally accepted in the U.S. (GAAP). In addition, the Company is providing in this news release financial information in the form of Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, other income/expense, stock compensation, restructuring and non-cash lease charges). Management believes these non-GAAP financial measures are useful to investors and lenders in evaluating the overall financial health of the Company in that they allow for greater transparency of additional financial data routinely used by management to evaluate performance. Adjusted EBITDA can be useful for investors or lenders as an indicator of available earnings. Non-GAAP financial measures should not be considered in isolation from, or as an alternative to, the financial information prepared in accordance with GAAP.

About Zynex, Inc.

Zynex, founded in 1996, develops, manufactures, markets and sells medical devices used for pain management and rehabilitation as well as non-invasive fluid, sepsis and laser-based pulse oximetry monitoring systems for use in hospitals. For additional information, please visit: www.zynex.com

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, forecasts, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.  The Company makes no express or implied representation or warranty as to the completeness of forward-looking statements or, in the case of projections, as to their attainability or the accuracy and completeness of the assumptions from which they are derived. Factors that could cause actual results to materially differ from forward-looking statements include, but are not limited to, the need to obtain CE marking of new products, the acceptance of new products as well as existing products by doctors and hospitals, larger competitors with greater financial resources, the need to keep pace with technological changes, our dependence on the reimbursement for our products from health insurance companies, our dependence on third party manufacturers to produce our goods on time and to our specifications, implementation of our sales strategy including a strong direct sales force, the impact of COVID-19 on the global economy and other risks described in our filings with the Securities and Exchange Commission including, but not limited to our Annual Report on Form 10-K for the year ended December 31, 2021 as well as our quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact

Gilmartin Group

650 Fifth Ave., Suite 2720

New York, NY 10019

IR@zynex.com

ZYNEX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS)
(unaudited)

	June 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash	$26,877	$42,612
Accounts receivable, net	27,824	28,632
Inventory, net	14,572	10,756
Prepaid expenses and other	1,357	689
Total current assets	70,630	82,689

Property and equipment, net	2,277	2,186
Operating lease asset	14,719	16,338
Finance lease asset	329	389
Deposits	591	585
Intangible assets, net of accumulated amortization	9,525	9,975
Goodwill	20,401	20,401
Deferred income taxes	1,103	711
Total assets	$119,575	$133,274

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	5,236	4,739
Cash dividends payable	16	3,629
Operating lease liability	3,391	2,859
Finance lease liability	123	118
Income taxes payable	160	2,296
Current portion of debt	5,333	5,333
Accrued payroll and related taxes	4,564	3,897
Total current liabilities	18,823	22,871
Long-term liabilities:
Long-term portion of debt, less issuance costs	7,949	10,605
Contingent consideration	9,600	9,700
Operating lease liability	13,941	15,856
Finance lease liability	253	317
Total liabilities	50,566	59,349

Stockholders' equity:
Common stock	40	41
Additional paid-in capital	81,412	80,397
Treasury stock	(17,166)	(6,513)
Retained earnings	4,723	-
Total stockholders' equity	69,009	73,925
Total liabilities and stockholders' equity	$119,575	$133,274

ZYNEX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
NET REVENUE
Devices	$9,505	$7,828	$16,230	$14,193
Supplies	27,254	23,194	51,612	40,956
Total net revenue	36,759	31,022	67,842	55,149

COSTS OF REVENUE AND OPERATING EXPENSES
Costs of revenue - devices and supplies	7,305	7,267	14,226	13,153
Sales and marketing	16,314	13,752	30,738	27,579
General and administrative	8,776	6,188	16,608	11,683
Total costs of revenue and operating expenses	32,395	27,207	61,572	52,415

Income from operations	4,364	3,815	6,270	2,734

Other income (expense)
Gain (loss) on change in fair value of contingent consideration	(100)	-	100	-
Interest expense	(115)	(45)	(239)	(54)
Other expense, net	(215)	(45)	(139)	(54)

Income from operations before income taxes	4,149	3,770	6,131	2,680
Income tax expense	803	962	1,408	578
Net income	$3,346	$2,808	$4,723	$2,102

Net income per share:
Basic	$0.09	$0.07	$0.12	$0.05
Diluted	$0.08	$0.07	$0.12	$0.05

Weighted average basic shares outstanding	38,851	38,291	39,305	38,306
Weighted average diluted shares outstanding	39,893	39,141	40,367	39,192

ZYNEX, INC.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Adjusted EBITDA:
Net income	$3,346	$2,808	$4,723	$2,102
Depreciation and Amortization*	411	242	807	510
Stock-based compensation expense	535	401	1,124	509
Restructuring/severance**	-	-	-	318
Interest expense and other, net	215	45	139	54
Non-cash lease expense ***	227	303	410	303
Income tax expense	803	962	1,408	578
Adjusted EBITDA	$5,537	$4,761	$8,611	$4,374
% of Net Revenue	15%	15%	13%	8%

* Depreciation does not include amounts related to units on lease to third parties which are depreciated and included in cost of goods sold.

** Severance of former COO Giusseppe Papandrea which was fully expensed in Q1 2021

*** Amount expensed on new company headquarters in excess of cash payments due to abated rent